UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2016

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of Principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 19, 2016, the Company held its Annual Meeting in Moorestown, New Jersey. As of April 4, 2016, the Company’s record date, there were a total of 13,982,288 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 12,757,153 shares of Common Stock were represented in person or by proxy and, therefore, a quorum was present.

The stockholders of the Company voted on the following items at the Annual Meeting:

(1)	The election of seven directors for a term of one year expiring at the next Annual Meeting of Stockholders of the Company;

(2)	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending January 28, 2017; and

(3)	The approval, by non-binding advisory vote, of executive compensation.

Votes regarding the election of the director nominees were as follows:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Arnaud Ajdler	8,952,893	129,215	1,953,135	1,721,910
Michael J. Blitzer	9,020,457	84,116	1,930,670	1,721,910
Barry Erdos	9,005,275	99,738	1,930,230	1,721,910
Melissa Payner-Gregor	8,990,122	116,854	1,928,267	1,721,910
J. Daniel Plants	9,025,018	79,957	1,930,268	1,721,910
Anthony M. Romano	9,003,021	81,044	1,951,178	1,721,910
B. Allen Weinstein	8,950,092	155,899	1,929,252	1,721,910

Based on the votes set forth above, the director nominees were duly elected.

The proposal to ratify the appointment of KPMG as independent registered public accountants for the fiscal year ending January 28, 2017 received the following votes:

For	Against	Abstain	Broker Non-Votes
10,675,729	154,115	1,927,309	0

Based on the votes set forth above, the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017 was duly ratified.

The proposal to approve the Company’s executive compensation received the following votes:

For	Against	Abstain	Broker Non-Votes
7,994,785	1,113,959	1,926,499	1,721,910

Based on the votes set forth above, the Company’s executive compensation was approved.

Item 8.01. Other Events

On May 19, 2016, the Board re-elected Mr. Ajdler to serve as the Non-Executive Chairman of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: May 25, 2016	DESTINATION MATERNITY CORPORATION

	By:	/s/ Anthony M. Romano
Anthony M. Romano
Chief Executive Officer, President & Interim Chief Financial Officer